UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: November 9, 2005

Exact Name of Registrant as Specified in Its Charter	Commission File Number	I.R.S. Employer Identification No.
Hawaiian Electric Industries, Inc.	1-8503	99-0208097
Hawaiian Electric Company, Inc.	1-4955	99-0040500

State of Hawaii

(State or other jurisdiction of incorporation)

900 Richards Street, Honolulu, Hawaii 96813

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:

(808) 543-5662 - Hawaiian Electric Industries, Inc. (HEI)

(808) 543-7771 - Hawaiian Electric Company, Inc. (HECO)

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

The news release dated November 9, 2005 filed under Item 8.01 “Other Events” herein is also furnished pursuant to Item 2.02, “Results of Operations and Financial Condition.”

Item 8.01	Other Events.

On November 9, 2005, HEI issued the following news release:

HAWAIIAN ELECTRIC INDUSTRIES, INC. REPORTS THIRD QUARTER 2005 EARNINGS

HONOLULU — Hawaiian Electric Industries, Inc. (NYSE—HE) today reported net income from continuing operations for the quarter ended September 30, 2005, of $37.5 million, or 46 cents per share, compared with $40.8 million, or 51 cents per share, in the same quarter of 2004. For the nine months ended September 30, 2005, income from continuing operations was $89.9 million or $1.11 per share, compared with $82.9 million or $1.05 per share in the same period last year. The Company’s results for the nine months ended September 30, 2004, included a cumulative $24 million charge to net income (30 cents per share) for an unfavorable tax ruling involving its bank’s real estate investment trust (REIT) subsidiary, which was appealed, but subsequently settled in December 2004.

“Results were down quarter-over-quarter as increased utility operations and maintenance costs continued,” said Robert F. Clarke, HEI’s chairman, president and chief executive officer. “Our systems are being run harder to meet high levels of demand that were set last year. Fortunately, the Hawaii Public Utilities Commission has since granted Hawaiian Electric Company interim rate relief, allowing the utility future recovery of some of the increased costs of operating and maintaining its system,” added Clarke.

Electric utility net income for the third quarter of 2005 was $22.6 million compared with $26.2 million for the same quarter last year. Electric utility net income for the nine months ended September 30, 2005, was $54.6 million compared with $67.9 million for the same period of 2004.

Kilowatthour sales were flat quarter-over-quarter. “We saw demand levels increase significantly last year, so we are comparing sales against a high bar. Also, increases in the number of residential customers in the third quarter of 2005 were offset by lower usage due to less humid weather and more energy conservation,” said Clarke. “Customers may be responding to the utility’s campaign to promote energy conservation and efficiency and possibly reacting to higher fuel prices reflected in electric bills. In addition, several large commercial customers were temporarily off-line for repairs and renovation projects during the quarter, contributing to lower commercial sales.”

Other operations and maintenance expenses for the quarter were higher by $6.7 million due to maintenance necessary to keep the utility system working reliably. Depreciation costs were $2.1 million higher. In light of the higher level of demand set last year, older utility plant and equipment are being used more heavily, requiring longer and more extensive maintenance. Increases in other operations and maintenance costs resulted from 1) $2.3 million higher transmission and distribution maintenance; 2) $1.6 million higher production maintenance due primarily to higher steam generation station maintenance; and 3) $1.6 million higher retirement benefits expense due primarily to a decrease in the discount rate assumption used to calculate the benefit obligation. The remaining increase in operations and maintenance expense of $1.2 million includes increased staffing and other costs to support demand, reliability and customer service programs. Increased operations and maintenance expense is one reason why Hawaiian Electric Company (HECO) filed a request with the Hawaii Public Utilities Commission (HPUC) in November 2004 to increase base rates on Oahu. On September 27, 2005, the HPUC granted HECO an interim net increase in rates of 3.3%, or $41.1 million in net revenues based on current annualized usage, subject to a final decision and order by the HPUC. Increased rates became effective on

September 28, 2005, subject to refund with interest if and to the extent they exceed rates finally approved by the HPUC.

On November 1, 2005, the Company announced that it would release third quarter earnings following the evaluation of the application of Financial Accounting Standards Board Interpretation No. 46R (FIN 46R), “Consolidation of Variable Interest Entities,” to its power purchase agreement with Kalaeloa Partners L.P. (Kalaeloa). FIN 46R addresses how a business enterprise should evaluate whether it has a controlling financial interest in an entity through means other than voting rights and accordingly should consolidate the entity. As a result of HPUC approval of an amendment to the Kalaeloa power purchase agreement, Kalaeloa provided to HECO the data required to make the required analysis. After performing its FIN 46R analysis, including evaluating the information provided by Kalaeloa, management concluded that no consolidation of Kalaeloa’s financial statements with HECO’s financial statements is necessary.

Bank net income in the third quarter of 2005 was $15.9 million compared to $15.4 million in the third quarter of 2004. Bank net income for the nine months ended September 30, 2005 was $47.2 million, compared with $24.4 million in the same period last year. The bank’s results for the nine months ended September 30, 2004, included a cumulative $24 million charge in June 2004, related to an unfavorable tax court ruling involving the bank’s REIT subsidiary described above.

“The bank proved to be a winner again this quarter against the flat yield curve,” said Clarke. Bank net interest income increased to $52.9 million in the third quarter of 2005 compared with $48.6 million in the third quarter of 2004. “Strong growth in loans and core deposits, as well as increased yields on loans and mortgage-related securities more than offset margin compression pressure from the flattening yield curve and the continued suspension of dividends paid on the bank’s Federal Home Loan Bank stock investment,” said Clarke. The bank’s interest rate spread increased to 3.26% in the third quarter of 2005, compared with 3.09% in the third quarter of 2004.

“Continued strong asset quality offset the need to increase the provision for loan losses despite the additional loan growth in the third quarter of 2005,” said Clarke. “Comparatively, the bank released $3.8 million of loan loss reserves in the third quarter of 2004 as asset quality was strong and loan balances were stable.”

Bank general and administrative expenses for the quarter ended September 30, 2005, increased by $1.4 million from the same period in 2004. Compensation and employee benefits and services increased $1.9 million quarter-over-quarter as the bank continued investment in its strategic plan to become a full-service community bank.

In December 2004, the bank’s preferred stock of $75 million held by HEI was converted to common equity. Accordingly, preferred stock dividends payable to HEI were lower by $1.4 million in the third quarter of 2005 compared with the same quarter of 2004.

The holding and other companies’ results from continuing operations were $(1.0) million in the third quarter of 2005 versus $(0.8) million in the same quarter of 2004. The holding and other companies’ results from continuing operations for the nine months ended September 30, 2005, were $(11.9) million compared with $(9.4) million for the same period of 2004. Third quarter 2005 results from continuing operations include an unrealized gain on held-for-sale investment securities, net of taxes, of $4.2 million compared with a $3.6 million realized gain on sale of investments, net of taxes, in the third quarter of 2004. However, third quarter 2005 results from continuing operations were lower than for the same quarter of 2004 due in part to the reduction of preferred dividends from the bank described above.

HEI supplies power to over 400,000 customers or 93% of the Hawaii market through its electric utilities, Hawaiian Electric Company, Hawaii Electric Light Company and Maui Electric Company and provides a wide array of banking and other financial services to consumers and businesses through American Savings Bank, the state’s third largest financial institution based on asset size.

Forward-Looking Statements

This release may contain “forward-looking statements,” which include statements that are predictive in nature, depend upon or refer to future events or conditions, and usually include words such as expects, anticipates, intends, plans, believes, predicts, estimates or similar expressions. In addition, any statements concerning future financial performance (including future revenues, expenses, earnings or losses or growth rates), ongoing business strategies or prospects and possible future actions, which may be provided by management, are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties and assumptions about HEI and its subsidiaries, the performance of the industries in which they do business and economic and market factors, among other things. These forward-looking statements are not guarantees of future performance.

Forward-looking statements in this release should be read in conjunction with the “Cautionary Statements and Risk Factors that May Affect Future Results” discussion (which is incorporated by reference herein) set forth on page iv of HEI’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005, and in HEI’s future periodic reports that discuss important factors that could cause HEI’s results to differ materially from those anticipated in such statements. Forward-looking statements speak only as of the date of this release.

Hawaiian Electric Industries, Inc. (HEI) and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,		Twelve months ended September 30,
(in thousands, except per share amounts)	2005	2004	2005	2004	2005	2004
Revenues
Electric utility	$491,339	$410,077	$1,295,844	$1,127,295	$1,719,220	$1,481,289
Bank	97,431	90,296	286,601	269,536	381,349	359,281
Other	7,145	6,386	8,360	8,836	8,626	19,318

	595,915	506,759	1,590,805	1,405,667	2,109,195	1,859,888

Expenses
Electric utility	443,806	357,364	1,174,058	984,528	1,566,298	1,292,153
Bank	71,493	63,765	209,508	193,886	274,932	260,779
Other	3,377	3,944	11,880	10,784	18,115	15,696

	518,676	425,073	1,395,446	1,189,198	1,859,345	1,568,628

Operating income (loss)
Electric utility	47,533	52,713	121,786	142,767	152,922	189,136
Bank	25,938	26,531	77,093	75,650	106,417	98,502
Other	3,768	2,442	(3,520)	(1,948)	(9,489)	3,622

	77,239	81,686	195,359	216,469	249,850	291,260

Interest expense–other than bank	(18,990)	(18,376)	(56,955)	(58,929)	(75,202)	(75,047)
Allowance for borrowed funds used during construction	558	859	1,460	2,236	1,766	2,765
Preferred stock dividends of subsidiaries	(471)	(475)	(1,421)	(1,425)	(1,897)	(1,927)
Preferred securities distributions of trust subsidiaries	—	—	—	—	—	(4,009)
Allowance for equity funds used during construction	1,406	1,934	3,675	5,056	4,413	6,248

Income from continuing operations before income taxes	59,742	65,628	142,118	163,407	178,930	219,290
Income taxes	22,252	24,869	52,198	80,478	64,200	98,922

Income from continuing operations	37,490	40,759	89,920	82,929	114,730	120,368
Discontinued operations - gain (loss) on disposal, net of income taxes	—	1,913	(755)	1,913	(755)	1,913

Net income	$37,490	$42,672	$89,165	$84,842	$113,975	$122,281

Per common share
Basic earnings (loss) - Continuing operations	$0.46	$0.51	$1.11	$1.05	$1.42	$1.54
- Discontinued operations	—	0.02	(0.01)	0.02	(0.01)	0.02

	$0.46	$0.53	$1.10	$1.07	$1.41	$1.56

Diluted earnings (loss) - Continuing operations	$0.46	$0.51	$1.11	$1.05	$1.42	$1.54
- Discontinued operations	—	0.02	(0.01)	0.02	$(0.01)	0.02

	$0.46	$0.53	$1.10	$1.07	$1.41	$1.56

Dividends	$0.31	$0.31	$0.93	$0.93	$1.24	$1.24

Weighted-average number of common shares outstanding	80,903	80,509	80,795	79,204	80,745	78,283

Adjusted weighted-average shares	81,354	80,828	81,192	79,449	81,111	78,480

Income (loss) from continuing operations by segment
Electric utility	$22,587	$26,175	$54,616	$67,933	$67,860	$90,272
Bank	15,911	15,378	47,224	24,356	63,930	38,340
Other	(1,008)	(794)	(11,920)	(9,360)	(17,060)	(8,244)

Income from continuing operations	$37,490	$40,759	$89,920	$82,929	$114,730	$120,368

This information should be read in conjunction with the consolidated financial statements and the notes thereto incorporated by reference in HEI’s Annual Report on SEC Form 10-K for the year ended December 31, 2004 and the consolidated financial statements and the notes thereto in HEI's Quarterly Reports on SEC Form 10-Q for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005 (when filed). Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year. In April 2004, the HEI Board of Directors approved a 2-for-1 stock split in the form of a 100% stock dividend with a distribution date of June 10, 2004. All share and per share information above reflects the stock split.

In June 2004, ASB recorded a cumulative after-tax charge to net income of $24 million for an unfavorable tax ruling involving its real estate investment trust subsidiary, which was settled in December 2004. As a result of the settlement, ASB recognized $3 million in additional net income in the fourth quarter of 2004.

Hawaiian Electric Company, Inc. (HECO) and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
(in thousands)	2005	2004	2005	2004
Operating revenues	$489,877	$408,766	$1,292,374	$1,124,103

Operating expenses
Fuel oil	182,663	128,584	447,064	340,166
Purchased power	122,086	105,985	329,671	292,491
Other operation	41,974	39,151	125,084	110,297
Maintenance	21,141	17,219	58,916	50,125
Depreciation	30,655	28,586	92,297	86,074
Taxes, other than income taxes	44,990	37,588	120,254	104,670
Income taxes	13,754	16,788	33,785	43,454

	457,263	373,901	1,207,071	1,027,277

Operating income	32,614	34,865	85,303	96,826

Other income
Allowance for equity funds used during construction	1,406	1,934	3,675	5,056
Other, net	1,191	1,157	2,811	2,886

	2,597	3,091	6,486	7,942

Income before interest and other charges	35,211	37,956	91,789	104,768

Interest and other charges
Interest on long-term debt	10,731	10,821	32,296	31,716
Amortization of net bond premium and expense	545	578	1,658	1,724
Other interest charges	1,408	743	3,183	4,135
Allowance for borrowed funds used during construction	(558)	(859)	(1,460)	(2,236)
Preferred stock dividends of subsidiaries	228	228	686	686

	12,354	11,511	36,363	36,025

Income before preferred stock dividends of HECO	22,857	26,445	55,426	68,743
Preferred stock dividends of HECO	270	270	810	810

Net income for common stock	$22,587	$26,175	$54,616	$67,933

OTHER ELECTRIC UTILITY INFORMATION
Kilowatthour sales (millions)	2,672	2,675	7,538	7,516
Cooling degree days (Oahu)	1,649	1,651	3,900	3,883
Average fuel cost per barrel	$59.72	$42.72	$52.85	$40.38

This information should be read in conjunction with the consolidated financial statements and the notes thereto incorporated by reference in HECO’s Annual Report on SEC Form 10-K for the year ended December 31, 2004 and the consolidated financial statements and the notes thereto in HECO's Quarterly Reports on SEC Form 10-Q for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005 (when filed). Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

American Savings Bank, F.S.B. and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
(in thousands)	2005	2004	2005	2004
Interest and dividend income
Interest and fees on loans	$52,649	$45,504	$151,819	$137,745
Interest on mortgage-related securities	29,711	29,608	90,175	84,244
Interest and dividends on investment securities	1,178	1,619	3,100	5,032

	83,538	76,731	245,094	227,021

Interest expense
Interest on deposit liabilities	13,355	11,660	37,832	35,334
Interest on Federal Home Loan Bank advances	11,393	11,143	33,509	31,987
Interest on securities sold under repurchase agreements	5,885	5,345	18,410	15,822

	30,633	28,148	89,751	83,143

Net interest income	52,905	48,583	155,343	143,878
Reversal of allowance for loan losses	—	(3,800)	(3,100)	(8,400)

Net interest income after reversal of allowance for loan losses	52,905	52,383	158,443	152,278

Other income
Fees from other financial services	6,512	5,980	18,708	17,722
Fee income on deposit liabilities	4,311	4,619	12,574	13,276
Fee income on other financial products	2,191	2,328	6,780	7,950
Gain (loss) on sale of securities	—	(86)	175	(70)
Other income	879	724	3,270	3,637

	13,893	13,565	41,507	42,515

General and administrative expenses
Compensation and employee benefits	17,275	16,044	51,343	47,503
Occupancy	4,356	4,201	12,462	12,730
Equipment	3,413	3,319	10,114	10,364
Data processing	2,491	2,949	8,039	8,549
Services	3,986	3,292	11,594	9,013
Interest on income taxes	14	461	3,096	5,785
Other	9,325	9,151	26,209	25,199

	40,860	39,417	122,857	119,143

Income before minority interests and income taxes	25,938	26,531	77,093	75,650
Minority interests	—	24	45	73
Income taxes	10,027	9,776	29,820	47,163

Income before preferred stock dividends	15,911	16,731	47,228	28,414
Preferred stock dividends	—	1,353	4	4,058

Net income for common stock	$15,911	$15,378	$47,224	$24,356

Interest rate spread (%)	3.26	3.09	3.18	3.07

This information should be read in conjunction with the consolidated financial statements and the notes thereto incorporated by reference in HEI’s Annual Report on SEC Form 10-K for the year ended December 31, 2004 and the consolidated financial statements and the notes thereto in HEI's Quarterly Reports on SEC Form 10-Q for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005 (when filed). Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

In June 2004, ASB recorded a cumulative after-tax charge to net income of $24 million for an unfavorable tax ruling involving its real estate investment trust subsidiary, which was settled in December 2004.

##

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized. The signature of the undersigned companies shall be deemed to relate only to matters having reference to such companies and any subsidiaries thereof.

HAWAIIAN ELECTRIC INDUSTRIES, INC.	HAWAIIAN ELECTRIC COMPANY, INC.
(Registrant)	(Registrant)

/s/ Eric K. Yeaman	/s/ Tayne S. Y. Sekimura
Eric K. Yeaman	Tayne S. Y. Sekimura
Financial Vice President, Treasurer and Chief Financial Officer	Financial Vice President
(Principal Financial Officer of HEI)	(Principal Financial Officer of HECO)
Date: November 9, 2005	Date: November 9, 2005